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                                                                    EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Celeritek, Inc. for the registration of 1,499,998 shares of its common stock and to the incorporation by reference therein of our report dated April 23, 1999, with respect to the consolidated financial statements and schedule of Celeritek, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

San Jose, California
March 6, 2000